UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

SUPERVALU INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 11, 2018, Mark Gross, Chief Executive Officer and President of SUPERVALU INC., sent the following e-mail to all employees:

Team -

You may have seen stories in the media last week and earlier this week speculating about the future of our company. I know these types of stories can be concerning for employees and customers and leave you curious about our response. The reality is that as a public company we do not comment on or respond to these types of rumors and speculation. That might be frustrating, but it remains true for these most recent stories and with any similar stories.

We’re a company undergoing significant transformation and, as you know, we’ve accomplished a lot in the past two years: we’ve sold one retail operation (Save-A-Lot), announced the exit of another retail operation (Farm Fresh), acquired wholesale businesses (Unified and AG Florida), and otherwise grown our company. It’s our job to continually evaluate the best ways to grow our business and deliver value to our shareholders.

Don’t allow these stories to distract you from the job at hand: supporting our customers and driving the business forward. The most important thing we can do is stay focused on our mission to feed our communities: our families, friends and neighbors.

When there is significant news, you and the market should hear it from us and not rumors in media outlets. That is why our code of conduct requires that any inquiries from and statements made to the media, investors or analysts must be handled by our communications department (Jeffrey.S.Swanson@supervalu.com) or investor relations (Steve.J.Bloomquist@supervalu.com).

I deeply appreciate your tremendous hard work and am very proud of all that you accomplished this past year. We have a lot to do this year and I’m excited about our path forward in F19.

Thank you.

Mark

*	*	*

About SUPERVALU INC.
(The following information does not include Associated Grocers of Florida which became part of SUPERVALU on December 8, 2017)

SUPERVALU INC. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $16 billion. SUPERVALU serves customers across the United States through a network of 3,324 stores composed of 3,111 wholesale primary stores operated by customers serviced by SUPERVALU's food distribution business and 213 traditional retail grocery stores operated under five retail banners in six geographic regions (store counts as of December 2, 2017). Headquartered in Minnesota, SUPERVALU has approximately 31,000 employees. For more information about SUPERVALU visit www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Except for the historical and factual information, the matters set forth in this news release, particularly those pertaining to SUPERVALU’s efforts and initiatives to transform its business and assets and SUPERVALU’s expectations regarding the potential impact of those efforts and initiatives on its future operating results, and other statements identified by words such as "estimates" "expects," "projects," "plans," "intends," "outlook" and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the ability to execute on the initiatives on a timely basis or at all, the ability to recognize the expected benefits of the initiatives, the potential for disruption to the business during the process, the ability to effectively manage organization changes during the pendency of or following any transaction, and other risk factors relating to the business or industry as detailed from time to time in SUPERVALU's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. For more information, see the risk factors described in SUPERVALU’s Annual

Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC. Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Stockholder Information and Where You Can Find It

SUPERVALU plans to file with the SEC and mail to its stockholders a definitive proxy statement and accompanying definitive WHITE proxy card in connection with its 2018 Annual Meeting of Stockholders. The definitive proxy statement will contain important information about SUPERVALU, the 2018 Annual Meeting of Stockholders and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION.

Participants in the Solicitation

SUPERVALU, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from SUPERVALU’s stockholders in connection with the matters to be considered at its 2018 Annual Meeting of Stockholders.

The following table sets forth information as of March 27, 2018 concerning beneficial ownership of SUPERVALU’s common stock by each director and each of the executive officers expected to be named in the Summary Compensation Table that will be included in SUPERVALU’s definitive proxy statement for the 2018 Annual Meeting of Stockholders and for all of our directors and current executive officers as a group.

The definition of beneficial ownership for purposes of the following information includes shares over which a person has sole or shared voting power or dispositive power, whether or not a person has any economic interest in the shares. The definition also includes shares that a person has a right to acquire currently or within 60 days. The percent of class stated below is based on 38,408,594 shares outstanding as of January 5, 2018. The figures set forth below give effect to the 1-for-7 reverse stock split that became effective on August 1, 2017.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class
Donald R. Chappel	55,449	*
Irwin S. Cohen	36,640	*
Philip L. Francis	30,435	*
Eric G. Johnson	27,033	*
Mathew M. Pendo	12,061	*
Francesca Ruiz de Luzuriaga	10,547	*
Frank A. Savage	23,226	*
Mary A. Winston	8,642	*
Mark Gross	177,079	*
Robert N. Woseth	88,077	*
James W. Weidenheimer	15,457	*
Michael C. Stigers	66,928	*
Randy G. Burdick	86,112	*
Bruce H. Besanko(3)	0	*
All directors and current executive officers as a group (16 persons)	674,757	1.7%
*    Less than 1%

(1)
All persons listed have sole voting and investment power with respect to all of the shares listed except the following non-employee directors who have sole voting power, but no investment power, over shares held in the SUPERVALU INC. Directors’ Deferred Compensation Plan (2009 Restatement), as follows: Mr. Chappel, 54,020 shares; Mr. Cohen, 36,640 shares; Mr. Francis, 29,578 shares; Mr. Johnson, 27,033 shares; Mr. Pendo, 12,061 shares; Ms. Luzuriaga, 9,833 shares; Mr. Savage, 23,226 shares; and Ms. Winston, 8,642 shares.

(2)
Includes shares underlying options exercisable or exercisable within 60 days of March 27, 2018, as follows: Mr. Gross, 167,760 shares; Mr. Woseth, 73,783; Mr. Weidenheimer, 5,603 shares; Mr. Stigers, 51,450 shares; Mr. Burdick, 72,221 shares; and all directors and current executive officers as a group, 391,994 shares. Also includes shares underlying restricted stock or restricted stock units to be released within 60 days of March 27, 2018, as follows: Mr. Gross, 9,319 shares; Mr. Woseth, 6,919 shares; Mr. Weidenheimer, 7,822 shares; Mr. Stigers, 7,184 shares; Mr. Burdick, 5,589 shares; and all directors and current executive officers as a group, 46,453 shares.

(3)	Mr. Besanko resigned from SUPERVALU on July 5, 2017.

Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, if any, by security holdings or otherwise, will also be included in the definitive proxy statement for the 2018 Annual Meeting of Stockholders, the accompanying definitive WHITE proxy card and other relevant solicitation materials and in Form 3s and Form 4s filed by SUPERVALU’s directors and executive officers after the date of the definitive proxy statement. These documents (when they become available), and any and all documents filed by SUPERVALU with the SEC, may be obtained by investors and stockholders free of charge on the SEC’s website at www.sec.gov.

SUPERVALU INC.

For Investors:
Steve Bloomquist, 952-828-4144
steve.j.bloomquist@supervalu.com

or

For Media:
Jeff Swanson, 952-903-1645
jeffrey.s.swanson@supervalu.com

or

Joele Frank, Wilkinson Brimmer Katcher
James Golden / Leigh Parrish
212-355-4449